 Exhbit 10.7

SCIO DIAMOND TECHNOLOGY CORP.

FORM OF QUALIFIED STOCK OPTION GRANT AGREEMENT

      This Stock Option Grant Agreement (the “Agreement”) is entered into on           2012, by and between Scio Diamond Technology Corp., a Nevada corporation (the “Corporation”), and    (the “Optionee”), effective as of             2012 (the “Grant Date”).

In consideration of the premises, mutual covenants and agreements herein, the Corporation and the Optionee agree as follows:

1.            Grant of Option. The Corporation hereby grants to the Optionee, pursuant to the 2012 Share Incentive Plan (the “Plan”), a stock option to purchase from the Corporation, at a price of $      per share (the “Exercise Price”), up to             shares of Common Stock of the Corporation, $0.001 par value, subject to the provisions of this Agreement and the Plan (the “Options”). The Options shall expire at 5:00 p.m. Pacific Time on the last business day preceding the 3 year anniversary of the Grant Date (the “Expiration Date”), unless fully exercised or terminated earlier.

2.            Terminology. Unless stated otherwise in this Agreement, capitalized terms in this Agreement shall have the meaning set forth in the Plan.

3.            Exercise of Option.

(a)             Vesting. Subject to the terms of the Plan with respect to vesting, the Options granted shall vest in the amounts and as of the dates Corporation reaches the performance milestones shown in Exhibit A as determined by the Administrator, and shall stay vested, provided that the Optionee is in the continuous employ of, or in a service relationship with, the Corporation from the Grant Date through the applicable date upon which such Options become vested. The extent to which the Options are vested as of a particular vesting date shall be rounded down to the nearest whole share. However, vesting is rounded up to the nearest whole share on the last vesting date.

(b)           Right to Exercise. The Optionee shall have the right to exercise the Options, whether or not vested, in whole or in part at any time prior to the Expiration Dare or earlier termination of the Options in accordance with the Plan and this Agreement; provided, that to the extent, if any, that the aggregate Fair Market Value of the Common Stock subject to the Options as of the Grant Date, plus the aggregate fair market value (determined as of the date of grant) of all other stock with respect to which incentive stock options granted to the Optionee prior to the Grant Date under all plans of the Corporation and its parent and subsidiary corporations first become exercisable during any calendar year exceeds $100,000 (the “Annual Limitation”), then except as otherwise provided in this Agreement the Options shall be exercisable during that year only to the extent, if any, that their exercisability does not cause the Annual Limitation to be exceeded. Any Options that are not exercisable due to the proviso in the preceding sentence shall be exercisable during the next calendar year, subject again to the application of that proviso. To the extent not exercised, the number of shares as to which the Option is exercisable shall accumulate and remain exercisable, in whole or in part, at any time after becoming exercisable, but not later than the Expiration Date or other termination of the Option. In the event of the Optionee’s termination of employment, the exercisability is governed by Section 4.

(c)            Exercise Procedure. Subject to the conditions set forth in this Agreement, the Option shall be exercised (to the extent then exercisable) by delivery of written notice of exercise on any business day to the Corporate Secretary of the Corporation in such form as the Administrator may require from time to time. Such notice shall specify the number of shares in respect to which the Option is being exercised and shall be accompanied by full payment of the Exercise Price for such shares in accordance with Section 3(e) of this Agreement. The exercise shall be effective upon receipt by the Corporate Secretary of the Corporation of such written notice accompanied by the required payment. The Option may be exercised only in multiples of whole shares and may not be exercised at any one time as to fewer than one hundred shares (or such lesser number of shares as to which the Option is then exercisable). No fractional shares shall be issued pursuant to this Option.

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(d)            Effect. The exercise, in whole or in part, of the Option shall cause a reduction in the number of shares of Common Stock subject to the Option equal to the number of shares of Common Stock with respect to which the Option is exercised.

(e)            Method of Payment. In addition to any other method approved by the Administrator, if any, payment of the Exercise Price shall be by any of the following, or a combination thereof, as determined by the Administrator in its discretion at the time of exercise:

(i)           by delivery of cash, certified or cashier’s check, or money order or other cash equivalent acceptable to Administrator in its sole discretion; or

(ii)           by a broker-assisted cashless exercise in accordance with Regulation T of the Board of Governors of the Federal Reserve System and the following provisions. Subject to such limitations as the Administrator may determine, at any time during which the Common Stock is publicly traded, the Exercise Price shall be deemed to be paid, in whole or in part, if the Optionee delivers a properly executed exercise notice, together with irrevocable instructions: (i) to a brokerage firm approved by the Corporation to deliver promptly to the Corporation the aggregate amount of sale or loan proceeds to pay the Exercise Price and any withholding tax obligations that may arise in connection with the exercise; and (ii) to the Corporation to deliver the certificates for such purchased shares directly to such brokerage firm.

(f)            Issuance of Shares Upon Exercise. Upon due exercise of the Option, in whole or in part, in accordance with the terms of this Agreement, the Corporation shall issue to the Optionee, the brokerage firm specified in the Optionee’s delivery instructions pursuant to a broker-assisted cashless exercise, or such other person exercising the Option, as the case may be, the number of shares of Common Stock so paid for, in the form of fully paid and non-assessable stock and shall deliver certificates therefore as soon as practicable thereafter.

(g)            Restrictions on Exercise and upon Shares Issued upon Exercise. Notwithstanding any other provision of the Agreement, the Option may not be exercised at any time that the Corporation does not have in effect a registration statement under the Securities Act of 1933, as amended, relating to the offer of Common Stock to the Optionee under the Plan, unless the Corporation agrees to permit such exercise. Upon the issuance of any shares of Common Stock pursuant to the exercise of the Option, the Optionee will, upon the request of the Corporation, agree in writing that the Optionee is acquiring such shares for investment only and not with a view to resale, and that the Optionee will not sell, pledge or otherwise dispose of such shares so issued unless (i) the Corporation is furnished with an opinion of counsel to the effect that registration of such shares pursuant to the Securities Act of 1933, as amended, is not required by that Act or by the rules and regulations thereunder; (ii) the staff of the Securities and Exchange Commission has issued a “no-action” letter with respect to such disposition; or (iii) such registration or notification as is, in the opinion of counsel for the Corporation, required for the lawful disposition of such shares has been filed by the Corporation and has become effective; provided, however, that the Corporation is not obligated hereby to file any such registration or notification. In addition, the Common Stock issued upon the exercise of any Options shall be subject to repurchase by the Corporation for an amount equal to the Exercise Price of such Options (i) upon the occurrence of an event described in Section 4(d) of this Agreement, or (ii) if the Options were not vested when they were exercised, upon the occurrence of any event that would have resulted in the termination of those Options under the Plan and this Agreement if those Options had not been exercised. The Corporation may place a legend embodying such restrictions on the certificates evidencing such shares.

4.             Termination of Employment or Service.

(a)           Exercise Period Following Cessation of Employment or Other Service Relationship, In General. If Optionee ceases to be employed by, or in a service relationship with the Corporation for any reason other than death, Disability, or discharge for Cause, (i) the unvested Options shall terminate immediately upon such cessation, and (ii) the vested Options shall remain exercisable during the 30-day period following such cessation, but in no event after the Expiration Date. Unless sooner terminated, any unexercised vested Options shall terminate upon the expiration of such 30-day period.

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(b)           Death of Optionee. If Optionee dies prior to the expiration or other termination of the Options, (i) the unvested Options shall terminate immediately upon Optionee’s death, and (ii) the vested Options shall remain exercisable during the one-year period following Optionee’s death, but in no event after the Expiration Date, by Optionee’s executor, personal representative, or the person(s) to whom the Options are transferred by will or the laws of descent and distribution. Unless sooner terminated, any unexercised vested Options shall terminate upon the expiration of such one-year period.

(c)           Disability of Optionee. If Optionee ceases to be employed by, or in a service relationship with, the Corporation as a result of Optionee’s Disability, (i) the unvested Options shall terminate immediately upon such cessation, and (ii) the vested Options shall remain exercisable during the one-year period following such cessation, but in no event after the Expiration Date. Unless sooner terminated, any unexercised vested Options shall terminate upon the expiration of such one-year period.

(d)           Misconduct. Notwithstanding anything to the contrary in this Agreement, the Options shall terminate in their entirety, regardless of whether the Options are vested, immediately upon Optionee’s discharge of employment or other service relationship for Cause or upon Optionee’s commission of any of the following acts during any period following the cessation of Optionee’s employment or other service relationship during which the Options otherwise would be exercisable: (i) fraud on or misappropriation of any funds or property of the Corporation, or (ii) breach by Optionee of any provision of any employment, non-disclosure, non-competition, non-solicitation, assignment of inventions, or other similar agreement executed by Optionee for the benefit of the Corporation, as determined by the Administrator, which determination will be conclusive.

5.           Adjustments and Business Combinations.

(a)            Adjustments for Events Affecting Common Stock. In the event of changes in the Common Stock of the Corporation by reason of any stock dividend, spin-off, split-up, reverse stock split, recapitalization, reclassification, merger, consolidation, liquidation, business combination or exchange of shares and the like, the Administrator shall, in its discretion, make appropriate substitutions for or adjustments in the number, kind and price of shares covered by this Option, and shall, in its discretion and without the consent of the Optionee, make any other substitutions for or adjustments in this Option, including but not limited to reducing the number of shares subject to the Option or providing or mandating alternative settlement methods such as settlement of the Option in cash or in shares of Common Stock or other securities of the Corporation or of any other entity, or in any other matters which relate to the Option as the Administrator shall, in its sole discretion, determine to be necessary or appropriate.

(b)            Pooling of Interests Transaction. Notwithstanding anything in the Plan or this Agreement to the contrary and without the consent of the Optionee, the Administrator, in its sole discretion, may make any modifications to the Option, including but not limited to cancellation, forfeiture, surrender or other termination of the Option in whole or in part regardless of the vested status of the Option, in order to facilitate any business combination that is authorized by the Board to comply with requirements for treatment as a pooling of interests transaction for accounting purposes under generally accepted accounting principles.

(c)            Adjustments for Other Events. The Administrator is authorized to make, in its discretion and without the consent of the Optionee, adjustments in the terms and conditions of, and the criteria included in, the Option in recognition of unusual or nonrecurring events affecting the Corporation, or the financial statements of the Corporation, or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Option or the Plan.

(d)            Binding Nature of Adjustments. Adjustments under this Section 5 will be made by the Administrator, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued pursuant to this Option on account of any such adjustments.

(e)            Effect of Change of Control Event. All outstanding portions of the Option, if any, shall become fully vested upon the occurrence of any Change of Control Event, except to the extent that provision is made in connection with the Change of Control Event for the continuation or assumption of the Option by, or for the substitution of equivalent options with respect to, the surviving or successor entity or a parent thereof, and shall be exercisable in accordance with the Plan; provided, that unless otherwise decided in the sole discretion of the Administrator, the acceleration of vesting in connection with a Change of Control Event shall be limited as provided in the Plan.

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6.            Non-Guarantee of Employment. Nothing in the Plan or in this Agreement shall confer on an individual any legal or equitable right against the Corporation or the Administrator, except as expressly provided in the Plan or this Agreement. Nothing in the Plan or in this Agreement shall (a) constitute inducement, consideration, or contract for employment or service between an individual and the Corporation; (b) confer any right on an individual to continue in the service of the Corporation; or (c) shall interfere in any way with the right of the Corporation to terminate such service at any time with or without cause or notice, or to increase or decrease compensation for such service.

7.            No Rights as Stockholder. The Optionee shall not have any of the rights of a stockholder with respect to the shares of Common Stock that may be issued upon the exercise of the Option (including, without limitation, any rights to receive dividends or noncash distributions with respect to such shares) until such shares of Common Stock have been issued to him or her upon the due exercise of the Option. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such certificate or certificates are issued.

8.            Incentive/Nonqualified Nature of the Option. The Options are intended to qualify as an incentive stock option within the meaning of Section 422A of the Code to the extent set forth herein, and this Agreement shall be so construed; provided, however, to the extent that the aggregate Fair Market Value as of the date of this grant, of the shares into which the Option becomes exercisable for the first time by the Optionee during any calendar year exceeds $100,000, the portion of the Option which is in excess of the $100,000 limitation will be treated as a nonqualified stock option.

9.            Withholding of Taxes.

(a)            In General. At the time the Option is exercised in whole or in part, or at any time thereafter as requested by the Corporation, the Optionee hereby authorizes withholding from payroll or any other payment of any kind due the Optionee and otherwise agrees to make adequate provision for foreign, federal, state and local taxes required by law to be withheld, if any, which arise in connection with the Option (including, without limitation, upon a disqualifying disposition with the meaning of Code section 421(b)). The Corporation may require the Optionee to make a cash payment to cover any withholding tax obligation as a condition of exercise of the Option. If the Optionee does not make such payment when requested, the Corporation may refuse to issue any stock certificate under the Plan until arrangements satisfactory to the Administrator for such payment have been made.

(b)            Means of Payment. The Administrator may, in its sole discretion, permit the Optionee to satisfy, in whole or in part, any withholding tax obligation which may arise in connection with the Option by any of the following means or by a combination of such means: (i) tendering a cash payment, (ii) authorizing the Corporation to deduct any such tax obligations from any payment of any kind otherwise due to the Optionee, (iii) authorizing the Corporation to withhold shares of Common Stock otherwise issuable to the Optionee pursuant to the exercise of this Option, or (iv) delivering to the Corporation unencumbered shares of Common Stock already owned by the Optionee.

(c)            Disposition of Shares. The acceptance of shares of Common Stock upon exercise of this Option shall constitute an agreement by the Optionee (i) to notify the Corporation if any of such shares are disposed of by the Optionee within two years from the Grant Date or within one year from the date the shares were issued to the Optionee pursuant to the exercise of the Option, and (ii) if required by law, to remit to the Corporation, at the time of any such disposition, an amount sufficient to satisfy the Corporation’s withholding tax obligations with respect to such disposition, whether or not, as to both (i) and (ii), the Optionee is employed by or has any other relationship with the Corporation at the time of such disposition.

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10.           Compliance with Regulations of the FRB and OCC; Forfeiture. Subject to the terms of the Plan, the grant of Options made hereby are subject to the rules and regulations promulgated by the Federal Reserve Board (“FRB”) and the Office of the Comptroller of Currency (“OCC”). In accordance with certain provisions of such regulations, the Options granted hereby must be exercised or forfeited in the event the Company or its affiliates, becomes critically undercapitalized (as defined in 12 C.F.R. § 6.4, or any successor law or regulation), is subject to FRB or OCC enforcement action, or receives a capital directive under 12 C.F.R § 6.21 or any successor law or regulation.

11.            The Corporation’s Rights. The existence of this Option shall not affect in any way the right or power of the Corporation or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation’s capital structure or its business, or any merger or consolidation of the Corporation, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of the Corporation’s assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

12.            Optionee. Whenever the word “Optionee” is used in any provision of this Agreement under circumstances where the provision should logically be construed, as determined by the Administrator, to apply to the estate, personal representative or beneficiary to whom this Option may be transferred by will, by the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined in Code section 414(p), the word “Optionee” shall be deemed to include such person.

13.            Transferability of Option. This Option is not transferable other than by will or the laws of descent and distribution, pursuant to a qualified domestic relations order as defined in Code section 414(p), or as otherwise permitted by the Administrator, in its sole discretion. During the lifetime of the Optionee, the Option may be exercised only by the Optionee, by such permitted transferees or, during the period the Optionee is under a legal disability, by the Optionee’s guardian or legal representative. Except as provided above, the Option may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.

14.            Notices. All notices and other communications made or given pursuant to this Agreement shall be in writing and shall be sufficiently made or given if hand delivered or mailed by certified mail, addressed to the Optionee at the address contained in the records of the Corporation, or addressed to the Administrator, care of the Corporation for the attention of its Corporate Secretary at its principal office or, if the receiving party consents in advance, transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties.

15.            Entire Agreement. This Agreement and the Plan contain the entire agreement between the parties with respect to the Option granted hereunder. Any oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of this Agreement with respect to the Option granted hereunder shall be void and ineffective for all purposes.

16.           Amendment. This Agreement may not be modified, except as provided in the Plan or in a written document signed by each of the parties hereto.

17.            Conformity with Plan. This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan, which is incorporated herein by reference. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. In the event of any ambiguity in this Agreement or any matters as to which this Agreement is silent, the Plan shall govern. A copy of the Plan is available upon request to the Administrator.

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18.            Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, other than the conflict of laws principles thereof.

19.            Headings. The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed by its duly authorized officer as of the date first above written.

SCIO DIAMOND TECHNOLOGY CORP.

By: ____________________________

Print Name: Edward S. Adams

Title: Chairman of the Board of Directors

The undersigned hereby acknowledges that he/she has carefully read this Agreement and the Plan and agrees to be bound by all of the provisions set forth in such documents.

OPTIONEE:

_______________________________
By:

_______________________________
Name:

_______________________________
Date:

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Exhibit A
Scio Diamond 2013 / 14 Production Performance Option Plan	Grantee

Laser Operation in SC*	X	20%

$1 Million EBITDA (cumulative from July 1, 2012 forward)	X	40%

$5 Million in Revenue (cumulative from July 1, 2012 forward)	X	40%

Total Shares under option at Fair Market Value date of Grant**	-	100%

*  The Company will have placed in service equipment for cutting and polishing of diamond material in support of the growers operating in South Carolina.  Lasers, polishers and related infrastructure and control equipment must be operational and available for fabrication of fifty (50%) of all of the Company’s diamond production.

**  The CEO of the Company shall have discretion to award up to 300,000 total additional options to Messrs. McMahon and Nichols in the amount he sees fit in connection with their relative performance of such parties in connection with their contributions to production performance.

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EXERCISE FORM

Scio Diamond Technology Corp.
411 University Ridge, Suite D
Greenville SC  29601

Ladies and Gentlemen:

I hereby exercise the Performance Option granted to me on __________, by Scio Diamond Technology Corp. (the “Corporation”), subject to all the terms and provisions thereof and of the Share Incentive Plan (the “Plan”), and notify you of my desire to purchase ___ incentive shares and ___ non-qualified shares of Common Stock of the Corporation at a price of $_______  per share pursuant to the exercise of said Option.

Payment Amount: $___________________

Date:
Optionee Signature

Received by Scio Diamond Technology Corp. on

Broker Information:

Firm Name

Contact Person

Broker Address

City, State, Zip Code	Phone Number

Broker Account Number

Electronic Transfer Number:

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